EXHIBIT 99

PhotoWorks Reports 4th Quarter 2005 Financial Results

2005 completes the restructuring phase of the 30 year old company now successfully repositioned in the rapidly growing digital photography market.

SEATTLE, WA (January 13, 2006) – PhotoWorks®, Inc. (OTCBB: PHTW), an internet based digital photo-publishing company, today reported results for the fourth quarter of fiscal year 2005 ended September 30, 2005.

•	Completed outsourcing of entire production & wrote off all assets related to legacy film processing business.
•	Significantly reduced operating cost
•	New capital structure including elimination of all long term debts
•	New sales driven website
•	New product range and marketing capabilities
•	Completed new leadership team

“We are pleased with the results of our turnaround effort in 2005,” said Philippe Sanchez, Chairman and CEO of PhotoWorks. “We successfully changed the company from a legacy mail order film processing business to an internet based digital photo-publishing company. We are excited by the performance of our new photo book products and other digital-photo publishing sales during the holiday season and we believe the Company is well positioned to deliver on our growth objectives for fiscal year 2006.”

Total net revenues decreased 32% to $13,723,000 in fiscal 2005 compared to $20,160,000 in fiscal 2004. The decrease in total net revenues is due to the industry-wide decline in film-based processing volumes, a trend which will continue. However, and more importantly, net revenues from digital-based processing increased in fiscal 2005 by 24% to $3,785,000 compared to $3,054,000 in fiscal 2004.

Gross margin as a percentage of net revenues for fiscal 2005 increased to 28.7% compared to 27.6% in fiscal 2004 and 24.8% in fiscal 2003.

The Company reported a net loss of $7,370,000, or a loss of $.96 per share, for the fiscal year 2005 compared to a net loss of $1,672,000, or a net loss of $.50 per share for the fiscal year 2004. Net loss for fiscal 2005 is the result of the decrease in total net revenues, unabsorbed overhead costs, non-cash interest expenses related to the capital restructuring in 2005, accruals for reorganization expenses related to the outsourcing of the entire production capacity, the move to new offices and losses on impairment of assets.

A Different Company Today.

PhotoWorks embarked on a comprehensive restructuring plan in late 2003 upon the appointment of new CEO Philippe Sanchez. Following a three-step plan (“Stop the bleeding”, “Rebuild” and “Grow”), the management team completed the re-organization from a mail-

order film processing business to a leading internet based photo-publishing service focused on the higher margin – and rapidly growing – digital photography market.

During the fiscal year 2005, PhotoWorks achieved five critical accomplishments:

1)	Significantly lowered operating costs

The Company eliminated all production overhead costs by outsourcing its film processing operations during the 2nd and 3rd quarter 2005 and by outsourcing its digital print operation during the 4th quarter 2005. As of September 24, 2005, the Company employed a staff of 55 consisting primarily of web engineers, marketing professionals, customer service and a small administration department. This is down from 248 employees in October 2003, most of them were in manufacturing capacity. Furthermore, PhotoWorks has successfully terminated its lease of substantial excess manufacturing space and is re-locating to better and more efficient headquarters at lower costs. Costs related to the layoffs, shut down and write off of redundant process equipments as well as costs related to the move are provided for in the 4th quarter of the 2005 accounts.

2)	Re-organized capital structure including elimination of all long term debts

In July 2005, PhotoWorks secured shareholders approval for a recapitalization plan negotiated with the holders of the subordinated debt and holders of the preferred shares. This plan resulted in:

•	A $4 million cash investment;
•	The conversion of the existing $2.5 million subordinated debt to common stock;
•	The conversion of $12.5 million of Preferred Stock to common stock;
•	1:5 reverse common stock split in August 2005;

As a result, the Company emerged with a strengthened balance sheet, free of long term debt and a single class common stock capital structure.

3)	New sales driven website and new digital imaging platform

During 2005, PhotoWorks focused its web development efforts on improving the customer experience online and, in October 2005, launched a new service that significantly improves the ease of creating hardbound photo books for both PC and Mac users. Through the course of 2005, the Company also completed the migration of more than 275 million customer images to a cost efficient and highly scalable storage platform.

4)	New product range and marketing capabilities

In anticipation of the Holiday season, PhotoWorks unveiled a new line of unique books, industry defining signature cards and Photo Clutch™ - a small hardback photo book encased in a leather wallet. PhotoWorks’ products appeared in a variety of media including: The TODAY Show, the Washington Post, Real Simple Magazine, InStyle Magazine, PC Magazine and MacWorld.

5)	Completed new leadership team

PhotoWorks augmented its leadership team with the appointment of Werner Reisacher as Vice President, CFO and COO in June 2005. Reisacher joined Tom Kelley, VP and CMO and

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Jerry Barber, VP and CTO who joined the team in 2004. Sixteen key management positions were also filled in 2005 and two directors joined a newly restructured Board.

Business Outlook

Fiscal year 2005 marks the completion of the restructuring phase, where the Company’s focus was on disbanding the legacy film business, streamlining its operations and building its core competencies in the digital photo-publishing business. Looking ahead, management believes PhotoWorks is well positioned to gain share in the rapidly growing digital photography market and will focus its effort on accelerating growth in fiscal year 2006 while continuing to optimize operations for sustained performance.

About PhotoWorks, Inc.

PhotoWorks®, Inc. is an internet based digital photo-publishing company. The company’s web based services allow PC and Mac users to create hard bound photo books, customized greeting cards, calendars, prints and other photography sourced products straight from their computers. Formerly known as Seattle Film Works, the company has a 30-year national heritage of helping photographers share and preserve their memories with innovative and inspiring products and services. More information on the Company is available at www.photoworks.com or by e-mailing customercare@photoworks.com.

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For More Information, contact:

Press: Lisa Amore for PhotoWorks, tel.: 206.322.4658, lisa@amorepr.com

PhotoWorks® is a trademark of PhotoWorks, Inc.

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PHOTOWORKS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

ASSETS	September 24, 2005	September25, 2004
CURRENT ASSETS
Cash and cash equivalents	$1,872	$2,481
Accounts receivable, net of allowance for doubtful accounts of $0, and $21 in 2005 and 2004, respectively	-	71
Current portion of vendor receivable	249	284
Inventories	80	467
Prepaid expenses	60	122
TOTAL CURRENT ASSETS	2,261	3,425

PROPERTY AND EQUIPMENT, NET	483	1,800

OTHER ASSETS
Intangibles, net	-	92
Long-term vendor receivable	175	165
Lease deposits	33	33
TOTAL OTHER ASSETS	208	290

TOTAL ASSETS	$2,952	$5,515

LIABILITIES & STOCKHOLDES' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$953	$1,302
Accrued compensation	463	628
Other accrued expenses	713	378
ITC penalty, current portion	252	239
Current portion of capital lease obligations	6	6
Deferred revenues	408	550
Current portion of subordinated debentures	65	-
TOTAL CURRENT LIABILITIES	2,860	3,103

LONG-TERM LIABILITIES
Subordinated convertible debentures, with a liquidation preference of $5,000,000 upon conversion to Series B convertible preferred stock	-	2,500
ITC penalty, non-current portion	274	437
Capital lease obligations, net of current portion	7	11
TOTAL LONG-TERM LIABILITIES	281	2,948

TOTAL LIABILITIES	3,141	6,051

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock	198	37
Additional paid-in capital	24,061	16,505
Accumulated deficit	(24,448)	(17,078)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(189)	(536)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,952	$5,515

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PHOTOWORKS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Year Ended September 24, 2005	Year Ended September 25, 2004	Year Ended September 27, 2003

REVENUES
Net revenues	$13,723	$20,160	$29,416
Cost of goods and services	9,778	14,587	22,129

GROSS PROFIT	3,945	5,573	7,287

OPERATING EXPENSES
Marketing	2,487	2,421	2,662
Research and development	3,413	1,509	2,442
General and administrative	3,015	3,283	5,355
ITC penalty	-	-	875
Loss on impairment of tangible and intangible assets	986	-	-
TOTAL OPERATING EXPENSES	9,901	7,213	11,334

LOSS FROM OPERATIONS	(5,956)	(1,640)	(4,047)

OTHER INCOME (EXPENSE)
Interest expense	(213)	(230)	(173)
Financing expense	(38)	-	-
Non-cash interest expense	(1,561)	-	-
Interest income	45	74	42
Other income, net	353	9	11
TOTAL OTHER INCOME (EXPENSE)	(1,414)	(147)	(120)

LOSS BEFORE INCOME TAXES	(7,370)	(1,787)	(4,167)

INCOME TAX BENEFIT	-	115	92

NET LOSS	$(7,370)	$(1,672)	$(4,075)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.96)	$(0.50)	$(1.20)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING, BASIC AND DILUTED	7,705,299	3,377,400	3,331,400

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